Exhibit 99.1

Exhibit 99.1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share amounts)

	3 Months Ended June 30,		12 Months Ended June 30,
	2003	2002	2003	2002

Revenues	$2,801	$2,431	$11,002	$9,725
Expenses
Operating	1,929	1,773	7,693	7,226
Selling, general and administrative	398	372	1,343	1,293
Depreciation and amortization	44	98	183	400
Other operating charge	—	—	—	909

Operating income (loss)	430	188	1,783	(103)

Other income (expense):
Interest expense, net	(16)	(49)	(136)	(241)
Equity earnings (losses) of affiliates	17	(9)	(1)	(144)
Minority interest in subsidiaries	(8)	(8)	(29)	(37)
Other, net	—	(45)	—	1,540

Income before provision for income taxes and cumulative effect of accounting change	423	77	1,617	1,015
Provision for income tax expense on stand-alone basis	(165)	(37)	(586)	(408)

Income before cumulative effect of accounting change, net of tax	258	40	1,031	607
Cumulative effect of accounting change, net	—	—	—	(26)

Net income	$258	$40	$1,031	$581

Basic and diluted earnings per share before cumulative effect of accounting change	$0.29	$0.05	$1.17	$0.72
Basic and diluted cumulative effect of accounting change, net of tax, per share	—	—	—	(0.03)

Basic and diluted earnings per share	$0.29	$0.05	$1.17	$0.69

Basic and diluted weighted average number of common equivalent shares outstanding	900	850	881	838

SEGMENT INFORMATION

(in millions)

	3 Months Ended June 30,		12 Months Ended June 30,
	2003	2002	2003	2002
Revenues
Filmed Entertainment	$1,106	$927	$4,498	$4,048
Television Stations	545	518	2,115	1,875
Television Broadcast Network	513	453	2,244	2,048
Cable Network Programming	637	533	2,145	1,754

Total Revenues(1)	$2,801	$2,431	$11,002	$9,725

Operating Income (Loss) Before Depreciation and Amortization
Filmed Entertainment	$105	$92	$717	$544
Television Stations	260	237	983	798
Television Broadcast Network	34	(55)	(81)	(263)
Cable Network Programming	106	44	472	243
Provision for Sports Contracts	—	—	—	(909)

Total Operating Income (Loss) Before Depreciation and Amortization	$505	$318	$2,091	$413

Operating Income (Loss)
Filmed Entertainment	$92	$77	$662	$485
Television Stations	245	189	921	598
Television Broadcast Network	29	(60)	(100)	(283)
Cable Network Programming	64	(18)	300	6
Provision for Sports Contracts	—	—	—	(909)

Total Operating Income (Loss)	$430	$188	$1,783	$(103)

(1)	In January 2002, the Company adopted EITF No. 01-09 “Accounting for the Consideration Given by a Vendor to a Customer or a Reseller of the Vendors’ Products” and as a result has reclassified the amortization of cable distribution investments against revenue as detailed in the following table:

	3 Months Ended June 30,		12 Months Ended June 30,
	2003	2002	2003	2002
	$ Millions		$ Millions

Gross revenues	$2,832	$2,463	$11,127	$9,841
Amortization of cable distribution investments	(31)	(32)	(125)	(116)

Revenues	$2,801	$2,431	$11,002	$9,725

SUPPLEMENTAL FINANCIAL DATA

Operating income before depreciation and amortization, defined as operating income (loss) plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since, operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company’s financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the consolidated Company and its business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company’s chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance and enterprise value against historical and competitors’ data.

The following table reconciles operating income before depreciation and amortization to the presentation of operating income.

	3 Months Ended June 30,		12 Months Ended June 30,
	2003	2002	2003	2002
	$ Millions		$ Millions

Operating income (loss)	$430	$188	$1,783	$(103)
Depreciation and amortization	44	98	183	400
Amortization of cable distribution investments	31	32	125	116

Operating income (loss) before depreciation and amortization	$505	$318	$2,091	$413

	For the Three Months Ended June 30, 2003 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$92	$13	$—	$105
Television Stations	245	15	—	260
Television Broadcast Network	29	5	—	34
Cable Network Programming	64	11	31	106

Consolidated Total	$430	$44	$31	$505

SUPPLEMENTAL FINANCIAL DATA (continued)

	For the Three Months Ended June 30, 2002 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$77	$15	$—	$92
Television Stations	189	48	—	237
Television Broadcast Network	(60)	5	—	(55)
Cable Network Programming	(18)	30	32	44

Consolidated Total	$188	$98	$32	$318

	For the Twelve Months Ended June 30, 2003 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$662	$55	$—	$717
Television Stations	921	62	—	983
Television Broadcast Network	(100)	19	—	(81)
Cable Network Programming	300	47	125	472

Consolidated Total	$1,783	$183	$125	$2,091

	For the Twelve Months Ended June 30, 2002 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$485	$59	$—	$544
Television Stations	598	200	—	798
Television Broadcast Network	(283)	20	—	(263)
Cable Network Programming	6	121	116	243
Provision for Sports Contracts	(909)	—	—	(909)

Consolidated Total	$(103)	$400	$116	$413